                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


     Filed by the Registrant.                           (x)
     Filed by a Party other than the Registrant.        ( )

     Check the appropriate box:
     ( ) Preliminary Proxy Statement
     (x) Definitive Proxy Statement
     ( ) Definitive Additional Materials
     ( ) Soliciting Material Pursuant to S240.14a-11(c) or S240.14a-12

                        CINCINNATI FINANCIAL CORPORATION
- ---------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               ROBERT J. DRIEHAUS
- ---------------------------------------------------------------------------
                   [Name of Person(s) Filing Proxy Statement]

     Payment of Filing Fee (Check the appropriate box):
     (x) $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(j)(2).
     ( ) $500 per each party to the controversy pursuant to
         Exchange Act Rule 14-a-6(i)(3).
     ( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

         ______________________________________________________________________

         2) Aggregate number of securities to which transaction applies:

         ______________________________________________________________________

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

         ______________________________________________________________________

         4) Proposed maximum aggregate value of transaction:

         ______________________________________________________________________

        (1)Set forth the amount on which the filing fee is calculated and state how it was determined.

     (   ) Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         ______________________________________________________________________
         2) Form, Schedule or Registration Statement No.:

         ______________________________________________________________________
         3) Filing Party:

         ______________________________________________________________________
         4) Date Filed:

         ______________________________________________________________________

                       CINCINNATI FINANCIAL CORPORATION

                               P.O. BOX 145496
                         CINCINNATI, OHIO 45250-5496
                                (513) 870-2000


                                                               February 26, 1994





                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS




            To the Shareholders of Cincinnati Financial Corporation:

            You are hereby notified that the Annual Meeting of Shareholders of Cincinnati Financial Corporation will be held at 9:30 a.m. on Saturday, April 2, 1994, at the Cincinnati Art Museum, located in Eden Park, Cincinnati, Ohio, for the purpose of:

            1.   Electing five directors for terms of three years; and

            2. Transacting such other business as may properly come before the meeting or any adjournment thereof.

            Shareholders of record at the close of business on February 8, 1994, will be entitled to vote at the meeting and at any adjournment thereof.

            Whether or not you plan to attend the meeting, you can ensure that your shares will be voted as you want by completing, signing and mailing the enclosed form of proxy. Your interest and participation in the affairs of the Corporation are appreciated.





            /s/  Vincent H. Beckman
            -------------------------
            Vincent H. Beckman
            Secretary

                        CINCINNATI FINANCIAL CORPORATION
                 P.O. BOX 145496, CINCINNATI, OHIO  45250-5496

                                PROXY STATEMENT

                         Annual Meeting of Shareholders
                           to be held April 2, 1994
February 26, 1994

The enclosed proxy (which will be found in the pocket of the mailing envelope) is solicited by the Board of Directors of Cincinnati Financial Corporation for use at the Annual Meeting of Shareholders to be held at 9:30 a.m., Saturday, April 2, 1994, at the Cincinnati Art Museum, located in Eden Park, Cincinnati, Ohio. The proxy and this statement are being distributed to shareholders on February 26, 1994. Any shareholder giving a proxy may revoke it at any time before it is voted by a later proxy received by the Corporation or by giving notice of revocation to the Corporation in writing or in open meeting or by voting the shares personally.

The cost of soliciting proxies will be borne by the Corporation. The Corporation has requested banks, brokerage houses, other custodians, nominees and fiduciaries to forward copies of the proxy material to beneficial owners of shares or to request authority for the execution of proxies; and the Corporation has agreed to reimburse such banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith. In addition to solicitations by mail, regular employees of the Corporation may, without extra remuneration, solicit proxies personally or by telephone, telegram or cable.

The Board of Directors has fixed the close of business on February 8, 1994 as the record date for the determination of voting rights. Only holders of record of common stock on the record date will be entitled to vote at the meeting. A majority of such holders, present in person or represented by proxy, constitutes a quorum.

As stated in the notice of meeting, an election will be held to fill the five vacancies which occur on the Board of Directors of the Corporation. The five candidates receiving the greatest number of votes will be elected as directors. Under Ohio law, an abstention or broker non-vote in the election of directors will not be the equivalent of a negative vote, although the failure by a broker to return a proxy card will result in the shares covered by the proxy not being counted towards a quorum.

Votes cast by proxy will be tabulated prior to the meeting by the holders of the proxies. Inspectors of election, duly appointed by the presiding officer of the meeting in accordance with the provisions of Ohio law, will definitively count and tabulate the votes and determine and announce the results at the meeting.

The Annual Report for the fiscal year ended December 31, 1993, is enclosed.

               OUTSTANDING SECURITIES AND PRINCIPAL SHAREHOLDERS

Only the holders of common stock of the Corporation of record at the close of business on February 8, 1994, are entitled to vote at the meeting. Each share of common stock entitles the holder thereof to one vote. As of February 1, 1994, there were 50,316,375 shares outstanding. The Proxy Committee reserves the right not to vote any proxies which are altered in a manner not intended by the instructions contained in the proxy.

The following table lists the persons who, to the best of the Corporation's knowledge, are "beneficial owners" (as defined in Regulations of the SEC) of more than 5% of the outstanding shares of the Corporation's common stock at February 1, 1994.

         Name and Address Of                       Shares Bene-               Percent of
         Beneficial Owner                          ficially Owned            Common Stock
         _____________________                     ______________            ____________
         The Capital Group, Inc.
         333 South Hope Street
         Los Angeles, California  90071               3,352,790                  6.66

         Robert C. Schiff
         Central Trust Building
         Cincinnati, Ohio 45202                       2,839,099                  5.63















                       NOMINEES FOR ELECTION OF DIRECTORS

The Board of Directors of the Corporation is divided into three classes and consists of 17 persons. Each year, the directors in one class are elected to serve terms of three years. The term of office for five of the directors expires as of the time of the Annual Meeting. In order to fill the resulting vacancies, it is intended that votes will be cast to elect as directors the following nominees: Robert J. Driehaus, Kenneth C. Lichtendahl, Jackson H. Randolph, John J. Schiff, Jr. and William H. Zimmer (to serve for terms of three years or until their respective successors shall be elected). Each of these nominees is presently serving as a director of the Corporation. The Board of Directors has no reason to believe that any of the above-mentioned nominees will
                                      (1)
refuse or be unable to accept the nomination. In the event, however, that any of the above nominees should refuse or for any reason be unable to accept the nomination, it is intended that the persons acting under the proxies will vote for the election of such person or persons as the Board of Directors may recommend.


        INFORMATION REGARDING NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

The following table provides information with respect to each nominee for election to the office of director, each of the current directors whose term does not expire at this time and each of the executive officers of the Corporation.

Nominees For Director At This Time
- ------------------------------------

                                 Office, Principal                               Shares               Percent
                               Occupation During Past                         Beneficially              Of
                                 Five Years & Other                           Owned As Of             Common   Term   Director
Name and Age                       Directorships                            February 1, 1994           Stock   Ending   Since
____________                  _________________________                    _________________         ________  ______  _______

Robert J. Driehaus (65)     Financial Vice Pres. & Treas.,
                            Cincinnati Financial Corp.; Sec'y-
                            Treas. of Cincinnati Ins. Co., a
                            subsidiary of the Corporation                     338,933 (9)(10)            0.67     1997   1982
Kenneth C. Lichtendahl (45) Pres., Chief Exec. Officer & Director,
                            Hudepohl-Schoenling Brewing Co., Inc.               3,000                    0.01     1997   1988
Jackson H. Randolph (63)    Chairman, Pres., Chief Exec. Officer &
                            Director, The Cinti. Gas & Elec. Co.;
                            Director, The Union Light, Heat &
                            Power Co. and PNC Financial Corp.                  10,000                    0.02     1997   1986
John J. Schiff, Jr. (50)    Chmn. of the Board, Cincinnati
                            Financial Corp., Cincinnati Insurance
                            Co., and John J. & Thomas R. Schiff
                            & Co., Inc. (ins. agency); Director, Fifth
                            Third Bancorp, Standard Register
                            Co., The Cinti. Gas & Elec. Co. (1)             1,862,536 (2)(3)(4)(5)(10)   3.69     1997   1968
William H. Zimmer (63)      Vice Chmn. of the Board, Cincinnati
                            Financial Corp.; Director, ALLTEL
                            Corp. (1)                                         271,967 (10)               0.54     1997   1968

Directors Who Are Not Nominees At This Time
- -------------------------------------------

Vincent H. Beckman (78)     Sec'y, Cincinnati Financial Corp.;
                            Partner, Beckman, Weil, Shepardson &
                            Faller, Attorneys (1)                             195,786 (10)               0.39     1995   1968
Michael Brown (58)          Gen'l Mgr. & Treas., Cincinnati
                            Bengals, Inc. (professional football
                            team)                                              37,947                    0.08     1995   1980
Richard M. Burridge (64)    Pres., The Burridge Group, Inc.
                            (investment advisors); Director,
                            Lincoln National Income Fund, Advisory
                            and Convertible Securities Funds,
                            St. Joseph Light & Power Co. and
                            Chairman, Ft. Dearborn Income Fund                  8,448                    0.02     1996   1987
David R. Huhn (56)          Pres., McAlpin Co., A subsidiary of
                            Mercantile Stores Co., Inc.; Chrmn. &
                            Chief Exec. Officer, Mercantile Stores
                            Co., Inc. 1988-1991; Exec. V.P.,
                            Mercantile Stores Co., Inc. (until
                            1989)                                               5,435                    0.01     1996   1990


                                      (2)

                             Office, Principal                          Shares             Percent
                           Occupation During Past                    Beneficially            Of
                             Five Years & Other                      Owned As Of           Common        Term          Director
Name and Age                   Directorships                       February 1, 1994         Stock       Ending           Since
____________              _________________________               _________________       ________      ______         ________


Robert B. Morgan (59)   Pres. & Chief Exec. Officer,
                        Cincinnati Financial Corp.; Pres. &
                        Chief Exec. Officer, Cincinnati Ins.
                        Co., a subsidiary of the Corporation;
                        Director, Fifth Third Bancorp (1)             420,069 (10)          0.83         1996            1978
John Sawyer (68)        Pres. & Owner, J. Sawyer Co.
                        (agricultural co.)                             43,058               0.09         1996            1982
John J. Schiff (77)     Chmn. of the Exec. Committee,
                        Cincinnati Financial Corp.; Chmn. of
                        the Exec. Committee, Cincinnati Ins.
                        Co., a subsidiary of the Corporation;
                        Chief Exec. Officer, Cincinnati
                        Financial Corp. (until 1991) (1)            1,752,889 (10)           3.48         1995            1968
Robert C. Schiff (70)   Chmn. & Chief Exec. Officer, Schiff,
                        Kreidler-Shell, Inc. (ins. agency)          2,839,099 (6)(7)(8)      5.63         1995            1968
Thomas R. Schiff (46)   Pres., John J. & Thomas R. Schiff &
                        Co., Inc. (ins. agency)                     1,401,123 (2)(3)(4)(5)   2.78         1996            1975
Harry M. Turner (90)    Partner, Wallace & Turner Agency
                        (ins. agency)(1)                            1,673,322                3.32         1995            1968
Larry R. Webb (38)      Director, Treasurer & Agent, Webb
                        Ins. Agency, Inc.                              30,509                0.06         1996            1979
Alan R. Weiler (60)     Pres., Chief Exec. Officer, Archer-
                        Meek-Weiler Agency, Inc. (ins. agency);
                        Director, Glimcher Realty Trust                 8,241                0.02         1995            1992

 All Nominees, Directors and Executive Officers As A Group
 (18 Persons), Including Shares Listed Above                       10,477,886               20.77
- --------------------

(1)      Also a member of the Executive Committee of the Corporation.
(2) Includes 374,718 shares owned of record by a trust, the trustees of which are John J. Schiff, Jr., Thomas R. Schiff and Suzanne S. Reid, who share voting and investment power equally.
(3) Includes 122,329 shares owned of record by a trust, the beneficiaries of which include John J. Schiff, Jr. and Thomas R. Schiff.
(4) Includes 31,659 shares owned of record by the John J. & Thomas R. Schiff & Co., Inc. pension plan, the trustees of which are John J. Schiff, Jr. and Thomas R. Schiff, who share voting and investment power.
(5) Includes 27,661 shares owned by John J. & Thomas R. Schiff & Co., Inc. of which John J. Schiff, Jr. and Thomas R. Schiff are principal owners.
(6) Includes 31,263 shares owned of record by the Schiff, Kreidler-Shell, Inc. pension plan, of which Robert C. Schiff is a trustee.
(7) Includes 69,033 shares owned of record by Schiff, Kreidler-Shell, Inc., which is owned by Robert C. Schiff.
(8) Includes 142,910 shares owned of record by a trust, the trustees of which are Robert C. Schiff and Adele R. Schiff who share voting and investment power.
(9) Includes 8,264 shares owned of record by a trust, the trustees of which are Robert J. Driehaus and Rita E. Driehaus who share voting and investment power.
(10) Includes shares available within 60 days from exercise of stock options or convertible debentures in the amount of 1,406 shares for Mr. Beckman; 9,320 shares for Mr. Driehaus; 130,454 shares for Mr. Morgan; 72,686 shares for Mr. J. Schiff; 70,765 shares for Mr. J. Schiff, Jr.; 13,210 shares for Mr. T. Schiff; 2,032 shares for Mr. Weiler; 19,416 shares for Mr. Zimmer; and 6,865 shares for other executive officers.


James G. Miller, age 56, Senior Vice President of the Corporation, has been designated as an executive officer of the Corporation for successive terms of one year by action of the Board of Directors since 1991.

Each of the executive officers and nominees and each of the directors whose term does not expire has served as an officer or director continuously since first elected to that position. John J. Schiff is the brother of Robert C. Schiff and the father of John J. Schiff, Jr. and Thomas R. Schiff.

                                      (3)

                      COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors of the Corporation met five times and the Executive Committee of the Board met four times during the previous fiscal year. In addition, the Board of Directors has standing Audit, Compensation and Nominating Committees.

The Nominating Committee is composed of John J. Schiff, Jr., Michael Brown, Jackson H. Randolph and William H. Zimmer, and the members of that committee met one time during the last year. The Nominating Committee recommends qualified candidates for election as officers and directors of the Corporation, including the slate of directors which the Board proposes for election by the shareholders at the Annual Meeting. Shareholders wishing to nominate directors for consideration by the Nominating Committee may do so by writing to the Secretary of the Corporation, giving the candidate's name, biographical data and qualifications. Such information must be received by November 30 of each year to be considered for the Annual Meeting held in the following year.

The Audit Committee is composed of John Sawyer, David R. Huhn and Kenneth C. Lichtendahl, and the members of that committee met two times during the last year. The functions of the committee include but are not limited to the following: recommendation to the full Board as to engagement or discharge of independent auditors, reviewing with independent auditors the plan and results of the audit engagement, reviewing the scope and results of the Corporation's internal auditing procedures and reviewing the adequacy of the Corporation's system of internal accounting controls.

The Compensation Committee is composed of Michael Brown, Lawrence H. Rogers, II, John Sawyer and Thomas R. Schiff, and the members of that committee met six times during the last fiscal year. The function of the committee is to recommend remuneration arrangements to the Board for the members of senior management and the internal auditor of the Corporation.

All directors attended at least 75% of the Board and committee meetings they were required to attend. During 1993, there were no late filings of a Form 3 or Form 4 by a director, executive officer or principal shareholder.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Nonemployee directors of the Corporation were reimbursed for actual travel expenses and were paid a fee of $4,000 per meeting for attendance at directors' meetings and $1,000 per meeting for attendance at committee meetings of the Board, fees for all meetings in any one day not to exceed $5,000.

EXECUTIVE COMPENSATION SUMMARY

The following table summarizes the compensation of the Chief Executive Officer and each of the four most highly compensated executive officers of the Corporation other than the Chief Executive Officer for each of the Corporation's last three years.

                                Summary Compensation Table (1)
- ------------------------------------------------------------------------------------------------------------------
                                                                    Annual                         Long-Term
                                                                 Compensation                     Compensation
   (a)                                                   ---------------------------------------------------------
 Name and                         (b)                      (c)                   (d)                  (g)
 Principal                        Year                   Salary                 Bonus               Options
 Position                                                  ($)                   ($)            (# Awarded Shares)
- ------------------------------------------------------------------------------------------------------------------
Robert B. Morgan                  1993                     524,633               347,030             20,000
President & Chief                 1992                     503,833               331,078             45,000
Executive Officer                 1991                     383,005               310,556

John J. Schiff, Jr.               1993                     309,391               157,871             20,000
Chairman,                         1992                     297,242               150,334             45,000
Board of Directors                1991                     257,085               150,539

William H. Zimmer                 1993                     289,267               168,530
Vice Chairman,                    1992                     278,988               160,556             15,000
Board of Directors                1991                     241,305               161,078

John J. Schiff                    1993                     253,698                87,155
Chairman, Executive Committee     1992                     253,480                83,056             15,000
Board of Directors                1991                     314,187                83,578

Robert J. Driehaus                1993                     259,017                70,530              2,000
Financial Vice President          1992                     179,336               140,556              3,000
                                  1991                     134,266               141,078
- ------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Securities and Exchange Commission rules, column (e) was omitted because "Other Annual Compensation" was, in all cases, less than the minimum required to be reported.

                                      (4)

STOCK OPTION PLANS

The following table contains information concerning grants of options to purchase the Corporation s common stock which were made to each of the named executive officers in 1993.

                                      Option Grants in Last Fiscal Year
- -----------------------------------------------------------------------------------------------------------------
                                                                                         Potential Realizable
                                                                                            Value at Assumed
                                        (c)                                                  Annual Rates of
                                     % of Total                                               Stock Price
                         (b)           Options          (d)                                 Appreciation for
                       Options       Granted to       Exercise          (e)                  Option Term(3)
      (a)              Granted       Employees         Price        Expiration              (f)              (g)
      Name          (# Shares) (1)     in 1993       $/Sh. (2)         Date                5% ($)          10% ($)
- ------------------------------------------------------------------------------------------------------------------

Robert B. Morgan       5,000           3.98%            62.25        02/06/2003             195,743        496,052
                      15,000          11.93%            52.75        11/19/2003             497,613      1,261,049

John J. Schiff, Jr.    5,000           3.98%            62.25        02/06/2003             195,743        496,052
                      15,000          11.93%            52.75        11/19/2003             497,613      1,261,049

William H. Zimmer       -0-             --              --                --                   --           --

John J. Schiff          -0-             --              --                --                   --           --

Robert J. Driehaus     1,000          0.80%             62.25        02/06/2003            39,149           99,210
                       1,000          0.80%             52.75        11/19/2003            33,174           84,070

- ------------------------------------------------------------------------------------------------------------------

(1) All options were granted February 6 and November 19, 1993. One-third of each option becomes exercisable on the first anniversary of grant in 1994, an additional one-third on the second anniversary in 1995, and the remainder on the third aniversary in 1996, so long as employment with the Corporation or its subsidiaries continues. There are no stock appreciation rights, performance units or other instruments granted in tandem with these options, nor are there any re-load provisions, tax reimbursement features or performance-based conditions to exercisability.
(2) The option exercise price is 100% of the NASDAQ National Market's closing price on the day prior to date of grant.
(3) The assumed annual rates of stock price appreciation are prescribed in the proxy rules of the Securities Exchange Commission and should not be construed as a forecast of future appreciation in the market price for the Corporation's common stock.

The following table contains information for each of the named executive officers concerning the exercise of options during 1993 and the value of unexercised options at year-end for the Corporation's common stock.

                    Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values
- -------------------------------------------------------------------------------------------------------------------
                                                                                                      (e)
                                                                                (a)                 Value of
                                                                            Number of              Unexercised
                                                                           Unexercised            In-the-Money
                       (b)                                                 Options at              Options at
                      Shares                      (c)                        12/31/93               12/31/93
                    Acquired on                  Value                   Exercisable (E)/       Exercisable (E)/
(a)                  Exercise                  Realized                  Unexercisable (U)      Unexercisable (U)
Name                (# Shares)                    ($)                       (# Shares)                 ($)
- -------------------------------------------------------------------------------------------------------------------

Robert B. Morgan        49,749                    1,881,182                E   113,787            E    3,761,954
                                                                           U    50,000            U      347,600

John J. Schiff, Jr.     10,944                      392,806                E    15,000            E      190,050
                                                                           U    50,000            U      347,600

William H. Zimmer        7,500                      255,425                E    13,400            E      396,333
                                                                           U    10,000            U      126,700

John J. Schiff             -0-                         --                  E    11,894            E      262,104
                                                                           U    10,000            U      126,700

Robert J. Driehaus       6,999                      316,705                E     2,500            E       55,915
                                                                           U     4,000            U       17,340
- -------------------------------------------------------------------------------------------------------------------

                                      (5)

PENSION PLAN

The following table sets forth the estimated annual benefits payable from the Corporation's qualified noncontributory pension plan under various assumptions as to the employee's compensation level and years of service.


                          QUALIFIED PENSION PLAN TABLE

                     YEARS OF SERVICE ON DECEMBER 31, 1993
              Average
          Annual Earnings     15                 20                 25               30                35            40
          ---------------     --                 --                 --               --                --            --
           $350,000         $31,838            $45,989            $60,139          $74,290           $88,440       $102,590

           $300,000         $31,838            $45,989            $60,139          $74,290           $88,440       $102,590

           $250,000         $31,838            $45,989            $60,139          $74,290           $88,440       $102,590

           $200,000         $27,000            $39,000            $51,000          $63,000           $75,000       $ 87,000

           $150,000         $20,250            $29,250            $38,250          $47,250           $56,250       $ 65,250

           $100,000         $13,500            $19,500            $25,500          $31,500           $37,500       $ 43,500

           $ 75,000         $10,125            $14,625            $19,125          $23,625           $28,125       $ 32,625

           $ 50,000         $ 6,750            $ 9,750            $12,750          $15,750           $18,750       $ 21,750

All the persons listed in the Summary Compensation Table, other than John J. Schiff, are participants in the plan. The accrued retirement benefit for John
J. Schiff has been paid. For purposes of computing retirement benefits under the Corporation's pension plan for the remaining individuals listed in the Summary Compensation Table, earnings for any given year as defined by the plan are the base rate of salary in effect on the last day of the plan year, subject to maximum recognizable compensation under Sec. 401(a)(17) of the Internal Revenue Code. This differs from salary as shown in the Summary Compensation Table. The annual earnings for 1993 qualifying under the plan and the years of service as of December 31, 1993 under the plan for those individuals are as follows: Robert J. Driehaus, $235,840 and 40 years; Robert B. Morgan, $235,840 and 28 years; John J. Schiff, Jr., $235,840 and 7 years; and William H. Zimmer, $235,840 and 12 years.

The normal retirement pension is computed as a single life annuity and is the sum of .009 per year of the employee's highest five-year average earnings for the first 15 years of service plus .012 per year of the employee's highest five-year average earnings for years 16 through 40. Vesting is 100% after five years of service and there are no deductions for Social Security or other offset amounts.

SUPPLEMENTAL RETIREMENT PLAN

Effective January 1, 1989, the Corporation adopted a nonqualified, noncontributory Supplemental Retirement Plan for the benefit of thirty-seven higher paid employees whose projected retirement pension was reduced as a result of the amendment to the Corporation's qualified pension plan. The Supplemental Retirement Plan was designed to replace the pension benefit lost by those employees. The plan provides a retirement benefit which equals the retirement benefit under the Corporation's qualified plan prior to amendment, less the benefit payable after the amendment.

The following table illustrates the retirement income payable through a single life annuity on retirement at age 65 under various asumptions as to the employee's highest five-year average annual earnings and years of service.





                                      (6)

                          SUPPLEMENTAL RETIREMENT PLAN

                     YEARS OF SERVICE ON DECEMBER 31, 1993
       Average
   Annual Earnings    15            20           25               30            35                   40
   ---------------    --            --           --               --            --                   --
      $350,000      $30,684      $38,101       $45,675          $53,250       $60,825             $68,399

      $300,000      $21,309      $25,601       $30,050          $34,500       $38,950             $43,399

      $250,000      $11,934      $13,101       $14,425          $15,750       $17,075             $18,399

      $200,000      $ 7,397      $ 7,590       $ 7,940          $ 8,290       $ 8,640             $ 8,990

      $150,000      $ 4,772      $ 4,840       $ 5,065          $ 5,290       $ 5,515             $ 5,740

      $100,000      $ 2,147      $ 2,090       $ 2,190          $ 2,290       $ 2,390             $ 2,490

      $ 75,000      $   835      $   715       $   752          $   790       $   827             $   865

      $ 50,000      $     0      $     0       $     0          $     0       $     0             $     0

This plan is integrated with Social Security and the normal retirement pension is the sum of .0075 of the employee's highest five-year average annual earnings below the integration level plus .0125 of the employee's highest five-year average annual earnings in excess of the integration level, multiplied by the number of years of service (not to exceed 40). The integration level is equal to the average of the integration levels for the period of the employee's employment, using wages paid, with a maximum of $6,000 for years beginning prior to 1976 and wages subject to Social Security tax for all years after 1975.

All of the persons listed in the Summary Compensation Table, except for John J. Schiff, are participants in the plan. For purposes of determining benefits under the Supplemental Retirement Plan, annual earnings are defined as the base rate of salary in effect on the last day of the plan year. This differs from salary under the Summary Compensation Table. The annual earnings for 1993 as defined in the plan and the years of service as of December 31, 1993, for those individuals are as follows: Robert J. Driehaus, $271,703 and 40 years; Robert
B. Morgan, $547,581 and 28 years; John J. Schiff, Jr., $323,429 and 7 years; and William H. Zimmer, $304,096 and 12 years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Corporation's Compensation Committee for 1993 were Michael Brown, Lawrence H. Rogers, II, John Sawyer and Thomas R. Schiff.

Thomas R. Schiff is a director of the Corporation, The Cincinnati Insurance Company, The Cincinnati Casualty Company, The Cincinnati Indemnity Company and The Cincinnati Life Insurance Company and is the son of John J. Schiff and the brother of John J. Schiff, Jr. Thomas R. Schiff is the President and one of the principal owners of John J. & Thomas R. Schiff & Co., Inc., an insurance agency which represents a number of insurance companies, including the Corporation's insurance affiliates. During the year ended December 31, 1993, the Corporation's insurance affiliates paid John J. & Thomas R. Schiff & Co.,
Inc., commissions of $2,136,868. Those commissions were paid at the same commission rates and pursuant to the same agent's contract with the Corporation's insurance affiliates as other agents of those companies in the Cincinnati area.

John J. Schiff, Jr. was Chairman of the Board of Directors of the Corporation and, during 1993, also was Chairman of the Board and a director of John J. & Thomas R. Schiff & Co., Inc.

During 1993, John J. Schiff, Jr. was a director of Cincinnati Bengals, Inc.; John Sawyer was the President of Cincinnati Bengals, Inc.; and Michael Brown was the General Manager and Treasurer of Cincinnati Bengals, Inc.



                                      (7)

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Corporation's Compensation Committee is charged with the duty of determining the compensation of the Corporation's internal auditor and members of senior management. The committee also administers and grants options under the Corporation's stock option plan.

It is the opinion of the committee that senior management of the Corporation should receive compensation comparable to that paid by other multiline insurance companies and that a significant portion of that compensation should be related to the performance of the Corporation. As a result, a portion of total compensation is paid in the form of a fixed annual salary in an amount which the committee feels sufficient to retain top quality executives. In determining the levels of compensation necessary to be competitive, the committee reviews compensation paid by other multiline insurance companies which constitute the Corporation's most direct competitors for executive talent. The nine insurance companies for which data have been readily available comprise a part (but not all) of the companies included in the Standard & Poor's Multiline Insurance Index which is referred to in the performance graph below. Senior management salaries are reviewed on an annual basis, and adjustments are made in light of changes in general economic conditions, including inflation, and in light of changes in compensation paid by the Corporation's competitors.

A second component of compensation is paid in the form of a bonus, determined in light of the Corporation's performance during the year. Performance is measured not only by profit, which is directly affected by the impact of weather on the profits of the Corporation's property and casualty insurance subsidiaries, but by a review of such factors as stock price, premium volume, total expenses, combined ratios of the insurance subsidiaries, and ratings issued by national rating agencies, including A. M. Best Company. Bonuses are established at the end of each year but do not reflect the application of any precise formula to the performance indicators listed. Because of the impact that uncontrollable factors such as weather have on the financial indicators reviewed, the committee does not feel that the application of a mechanical system of determining bonuses is appropriate; therefore, the setting of bonuses is a subjective process, not totally dependent on the objective criteria listed.

The third component of compensation is awarded through the grant of stock options. The Compensation Committee considers the value attributable to the grant of options to be an integral part of total compensation and as the primary mechanism for providing long-term rewards to employees for overall corporate performance. In granting options to senior management, it is the committee's intent to not only reward senior management for service to the Corporation but to provide incentive for individual option holders to remain in the employ of the Corporation and to provide the opportunity for benefit from the long-term growth in the value of the Corporation's stock, thereby motivating senior management to improve stock market performance. Members of senior management are reviewed for stock option grants each year. In determining the appropriate value of options to be granted to senior management, the committee reviews grants by the Corporation's competitors with the objective of providing the opportunity for competitive long-term compensation.

For the year 1992, the salary of Mr. Morgan, President and Chief Executive Officer, was significantly below the median for salaries of the Corporation's competitors. While Mr. Morgan's bonus for 1992 was 50% greater than the median, his total salary and bonus for 1992 were still 7% below the median of total salary and bonus for the Corporation's competitors. For the year 1993, Mr. Morgan's salary was increased by 4% which should result in a base salary slightly below the median for base salaries paid by the Corporation's competitors.

In determining the year-end bonus for Mr. Morgan, the Committee reviewed corporate performance for the first three quarters of 1993 and found that profits exceeded those reported in the last two years; gross premium volume had increased 12.6% and total revenue had increased 11%; the Corporation's total expenses had increased 8% and the combined loss and expense ratio of the property casualty insurance subsidiaries was 100.4 for 1993; a slight improvement from last year's ratios. The ratings from A. M. Best Company for all insurance subsidiaries were renewed at the current or higher rating. The market price of the Corporation's stock declined approximately 7% through the first three quarters. In light of all of these indicators, Mr. Morgan's cash bonus for 1993 was set at $346,500, an increase of 5% over his 1992 bonus.

On February 6 and November 19, 1993, Mr. Morgan received options for 5,000 and 15,000 shares, respectively. The value of the grants, employing Security and Exchange Commission valuation procedures, was significantly less than the median value of grants made by the Corporation's competitors to their Chief Executive Officers during 1992; but in light of the larger option grant in 1992, the smaller grants were deemed to be appropriate.

                      Submitted by Compensation Committee
      Michael Brown, Lawrence H. Rogers, II, John Sawyer, Thomas R. Schiff


                                      (8)

     FINANCIAL PERFORMANCE

     The graph below summarizes the cumulative total shareholder return on the Corporation's Common Stock compared to the Standard & Poor's 500 Index and the Standard & Poor's Multiline Insurance Index.

                             TOTAL RETURN ANALYSIS
                             CFC VS. MARKET INDICES
                               DECEMBER 31 TOTALS
                       1988    1989    1990    1991    1992    1993
        -----------------------------------------------------------
        CFC Index       100     155     168     220     384     342
        S&P Index       100     132     128     166     179     197
        S&P ML Index    100     138     113     151     173     193


                               OTHER TRANSACTIONS

     Harry M. Turner is a director of the Corporation, The Cincinnati Insurance Company and The Cincinnati Indemnity Company and a partner of Wallace & Turner Agency which represents a number of insurance companies, including the Corporation's insurance affiliates. During the year ending December 31, 1993, the Corporation's insurance affiliates paid Wallace & Turner Agency commissions of $762,971.

     Robert C. Schiff is a director of the Corporation, The Cincinnati
     Insurance Company, The Cincinnati Life Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. Mr. Schiff is President and principal owner of Schiff, Kreidler-Shell, Inc., an insurance agency which represents a number of insurance companies, including the Corporation's insurance affiliates. During the year ending December 31, 1993, the Corporation's insurance affiliates paid Schiff, Kreidler-Shell, Inc., commissions of $1,813,698.

     John J. Schiff, Jr. is Chairman of the Board and a director of the Corporation, The Cincinnati Insurance Company and The Cincinnati Indemnity Company; and a director of The Cincinnati Casualty Company, The Cincinnati Life Insurance Company and CFC Investment Company. Thomas R. Schiff is a director of the Corporation, The Cincinnati Insurance Company, The Cincinnati Casualty Company, The Cincinnati Indemnity Company and The Cincinnati Life Insurance Company. John J. Schiff, Jr. and Thomas R. Schiff are Chairman of the Board and President, respectively, and principal owners of John J. & Thomas R. Schiff & Co., Inc., an insurance agency which represents a number of insurance companies, including the Corporation's insurance affiliates. During the year ended December 31, 1993, the Corporation's insurance affiliates paid John J. & Thomas R. Schiff & Co., Inc., commissions of $2,136,868.

     Larry R. Webb is a director of the Corporation, The Cincinnati Insurance Company and The Cincinnati Indemnity Company; and Treasurer and a principal owner of Webb Insurance Agency, Inc., an insurance agency which represents a number of insurance companies including the Corporation's insurance affiliates. During the year ended December 31, 1993, the Corporation's insurance affiliates paid Webb Insurance Agency, Inc., commissions of $426,483.


                                      (9)

     Alan R. Weiler is a director of the Corporation; and President and a principal owner of Archer-Meek-Weiler Agency, Inc., an insurance agency which represents a number of insurance companies, including the Corporation's insurance affiliates. During the year ended December 31, 1993, the Corporation's insurance affiliates paid Archer-Meek-Weiler Agency, Inc., commissions of $909,328.

     The foregoing agencies are paid at the same commission rates and have the same agent's contract with the Corporation's insurance affiliates as other agents of those companies in similar geographic areas. Each of the aforementioned agencies has employees and solicitors who are not directors or executive officers of the Corporation's insurance affiliates.

     Vincent H. Beckman is a director and Secretary of the Board of the Corporation and The Cincinnati Insurance Company and a director of The Cincinnati Indemnity Company and The Cincinnati Life Insurance Company. Mr. Beckman is a partner in the law firm of Beckman, Weil, Shepardson & Faller which serves as legal counsel to the Corporation and its affiliates.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     As has been the Corporation's practice, independent auditors for the current year will not be selected by the Board of Directors prior to the Annual Meeting of the Shareholders.

     Representatives from Deloitte & Touche, which served as the Corporation's independent auditors for the last calendar year, will be present at the meeting and will be afforded the opportunity to make any statements they wish and to answer appropriate questions.

                             SHAREHOLDER PROPOSALS

     The Corporation has not received any shareholder proposals to be considered for presentation at the 1994 Annual Meeting of Shareholders. Any shareholder who wishes a proposal to be considered for presentation at the 1995 Annual Meeting of Shareholders must submit the proposal to Cincinnati Financial Corporation, P.O. Box 145496, Cincinnati, Ohio 45250-5496, on or before November 1, 1994.

                                 OTHER BUSINESS

     The management does not know of any other matter or business which may be brought before the meeting; but if any other matter or business comes before the meeting, it is intended that a vote will be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the same.


     /s/  Vincent H. Beckman
     ----------------------------
     Vincent H. Beckman
     Secretary

     February 26, 1994





                                      (10)

                                                                       Account #



                                                               Number of Shares*





                                     PROXY
                        CINCINNATI FINANCIAL CORPORATION
                 P.O. BOX 145496, CINCINNATI, OHIO, 45250-5496

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned hereby appoints John J. Schiff, Vincent H. Beckman, and Robert J. Driehaus, or any one of them, with power of substitution, as Proxies, and hereby authorizes them to represent and to vote, as designated below, all the shares of Cincinnati Financial Corporation held of record on February 8, 1994, at the Annual Meeting of Shareholders to be held on April 2, 1994, or any adjournment thereof.

1. ELECTION OF DIRECTORS   / /  FOR all nominees   / /  WITHHOLD AUTHORITY
                                listed (except as       to vote for all nominees
                                specified to the        listed below
                                contrary below)

Robert J. Driehaus, Kenneth C. Lichtendahl, Jackson H. Randolph, John
J. Schiff, Jr., William H. Zimmer.

Instructions: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

  _______________________________________________________________________

2. In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED.

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please mark, sign, date, and return this proxy promptly using the enclosed envelope.


____________________  _________________________    ____________, 1994
Signature             Signature if held jointly    DATED

* Number of shares includes those held in your name directly and those in your dividend reinvestment account, if applicable.